WELLSTAR INTERNATIONAL, INC.

                                   DEMAND NOTE


Toledo, Ohio                                                      August 1, 2005

$150,000.00


FOR VALUE RECEIVED, the undersigned, Wellstar International Inc., (the "Maker"), promises to pay Michael Sweeney (the "Lender"), at 4242 NE Edmonson Ct., Lees Summit, Mo. 64064, the principal sum of One Hundred Fifty Thousand Dollars ($150,000.00) (the "Loan"), with interest accruing on the unpaid principal balance thereof at the rate hereinafter set forth in 1awful money of the United States of America, as follows:

Interest on the Loan.

1. The outstanding principal balance of the Loan shall bear monetary interest at the fixed rate of six percent (6%) simple, non-compounding interest payable in arrears, per annum. Additionally, Maker shall cause five hundred thousand (500,000) shares of Wellstar International, Inc, common, one year restricted stock to be transferred to Lender with the Certificate(s) evidencing the same to be delivered to Lender c/o Ralph Jackson, UBS Financial, 777 S. Figueroa St., 52nd Floor, Los Angeles, California 90017. Lender understands and agrees to receipt of said stock subject to all existing restrictions on transfer. Said Certificate(s) is to be delivered on or before October 31, 2005.

Payments on Loan.

2. The outstanding balance of principal and monetary interest is due and payable on demand on or after August 1, 2006.

3. Al1 payments shall be applied first to interest accrued but unpaid and then to the payment and reduction of principal. Any payment not received by Lender within ten (10) days of demand shall be considered an event of default.

4. Maker may prepay all or part of this Loan at any time; provided, that in the event of such prepayment there shall be no pre-payment penalty.

5. Interest shall be calculated by means of a Three Hundred Sixty (360) day year and charged for the actual number of days elapsed.



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6. All payments  shall be made at Lender's  address above or at such other place as Lender may designate in writing sent to Maker's address designated above or at such other place as maker may designate from time to time in writing sent to Lender.


Default.
---------

7. The following shall be an event of default: (i) the failure to make any payment on this Note or transfer of stock when due (ii) Maker institutes bankruptcy or insolvency proceedings or makes an assignment for the benefit of creditors.


Acceleration and Remedies.

8. Upon the occurrence of the event of default as set forth in. Paragraph 7 hereof, at the option of Lender, Maker shall immediately pay the outstanding principal balance of this Note and. all accrued interest.. In addition to the foregoing and any other remedies provided by law, Lender may, at its option, proceed to enforce its rights by an action at law or equity or by any other appropriate proceedings.

Rules of Construction.

10. This Note evidences an Ohio transaction and shall be governed by the laws of the State of Ohio. Exclusive jurisdiction, for all purposes and all claims relating to this transaction whether in tort or contract, law or equity, shall be in the Courts sitting in Lucas County, Ohio

11. No acceptance of any late or partial payment on this Note shall be a waiver of the right to prompt payment when due under this Note; no forbearance or delay in exercising any right, power or privilege under this Note shall be a waiver thereof; no forbearance in exercising any right or privilege under this Note on any one or more occasions shall operate as a waiver for any future occasion; and no single or partial exercise of any right, power or privilege under this Note shall preclude any other right, power or privilege. The rights and remedies in the Note are cumulative to each other and to any rights or remedies that Lender may otherwise have.

Representations and Warranties.

12. Maker represents,  warrants and acknowledges that the Loan evidenced by this
Note is for business purposes and NOT primarily for personal, family, household or agricultural purposes.


Maker
Wellstar International, Inc.



By:  /s/ John A. Antonio
     -------------------
     John A. Antonio, President



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